Exhibit 10.1

FOURTH AMENDMENT

TO

FIRST AMENDED AND RESTATED CREDIT AGREEMENT

This Fourth Amendment to the First Amended and Restated Credit Agreement (“Amendment”) is made as of the 31st day of July, 2012 by and between Tufco, L.P. (“Borrower”), Tufco Technologies, Inc. (“Parent”) and JPMorgan Chase Bank, N.A. (“Bank”).

RECITALS

The parties entered into a First Amended and Restated Credit Agreement dated as of March 15, 2010, as amended (“Credit Agreement”).

The parties desire to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Capitalized terms not defined herein shall have the meaning ascribed in the Credit Agreement.

2.	In Article 1, Section 1.1 of the Credit Agreement the Revolving Termination Date is changed from January 31, 2013 to June 30, 2013.

3.	In Article 1, Section 1.1 of the Credit Agreement, the Bank Revolving Commitment is changed from Ten Million Dollars ($10,000,000.00) to Ten Million Five Hundred Thousand Dollars ($10,500,000.00).

4.	In Article 1, Section 1.1 of the Credit Agreement, the definition of Borrowing Base is deleted and the following is inserted in its place:

““Borrowing Base” means the Borrowing Base applicable to the Bank Revolving Loans. Borrowing Base shall mean an amount equal to the sum of (i) 80% of Eligible Accounts, plus (ii) 50% of Eligible Inventory and (iii) less $4,000,000.00.”

5.	In Article 10 of the Credit Agreement, the following is added to Section 10.1(b):

“As soon as available, and in any event within thirty (30) days after the end of each month of each Fiscal Year a Borrowing Base Certificate in the form annexed hereto as Exhibit A.”

In Article 10 of the Credit Agreement, Section 10.1(c) is deleted and the following is inserted in its place:

“(c) Compliance Certificate. A Compliance Certificate shall be furnished to the Bank on a monthly basis within thirty (30) days after the end of each month of each Fiscal Year.”

6.	With respect to the Bank’s inspection rights as set forth in Article 10, Section 10.6 of the Credit Agreement the parties reaffirm the bank’s rights to conduct field examinations at the Borrower’s expense which shall not exceed $5,000 in aggregate through June 30, 2013.

7.	In Article 11 of the Credit Agreement the following is added as Section 11.12:

“Section 11.12. Capital Expenditures. The Parent will not, and will not permit any of the Subsidiaries to make any Capital Expenditures or incur any Capital Lease Obligations which aggregate (for Parent and all Subsidiaries, including Borrower) during any Fiscal Year in excess of $2,000,000.00 during the period July 1, 2012 through June 30, 2013. The term “Capital Expenditure” shall mean any expenditure which, in accordance with GAAP, is or should be capitalized on the balance sheet.”

8.	In Article 11 of the Credit Agreement the following is added as Section 11.13:

“Section 11.13. Management Fees. The Parent will not, and will not permit any of the Subsidiaries to pay management fees in aggregate (including the Parent and its Subsidiaries, including the Borrower) in excess of $45,000.00 per month to be shown on Financial Statements consistent with and in accordance with past reporting practices.”

9.	In Article 12, Section 12.2 of the Credit Agreement, the first paragraph is deleted and the following is inserted in its place:

“The Parent shall maintain a Consolidated After Tax Net Income on a cumulative basis during the period April 1, 2012 through September 30, 2012 of not less than $500,000.00, during the period April 1, 2012 through December 31, 2012 of not less than $550,000.00 and during the period April 1, 2012 through March 31, 2013 of not less than $600,000.00. In addition, the Parent shall maintain a Consolidated After Tax Net Income of not less than “zero” during the period July 1, 2012 through September 30, 2012, not greater than a negative $100,000.00 during the period October 1, 2012 through December 31, 2012 and not greater than a negative $100,000.00 during the period January 1, 2013 through March 31, 2013.”

In Article 12, Section 12.2 of the Credit Agreement, 12.2(a) and (b) are deleted and the following are inserted in its place:

“(a) any extraordinary, nonrecurring or non-operating gain or revenue and any gain resulting from the sale(s) or disposition(s) of fixed assets;

(b) any extraordinary, nonrecurring or non-operating loss or expense which is non-cash and any loss resulting from the sale(s) or disposition(s) of fixed assets;”

In Article 12, Section 12.2 of the Credit Agreement, the following are added as exclusions to the definition of Consolidated After Tax Net Income:

“(o) the amendment fee described in paragraph 10 of this amendment together with all reasonable costs and expenses of the Bank and Borrower arising in connection with the preparation, negotiation and execution of this amendment; and

(p) any expenses related to the sale or merger of the Borrower or its Subsidiaries.”

10.	The Bank shall be paid an amendment fee in the sum of $10,000.00 upon execution of this Agreement.

11.	This Amendment is a modification only and not a novation.

12.	Except for the above stated amendments, the Credit Agreement shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This Amendment is to be considered attached to the Credit Agreement and made a part thereof.

13.	The parties acknowledge and agree that this Amendment is limited to the terms above stated and shall not be construed as an amendment of any other terms or provisions of the Credit Agreement. The parties hereby specifically ratify and affirm the terms and provisions of the Credit Agreement except as herein changed. This Amendment shall not establish a course of dealing or be construed as evidence of any willingness on the Bank’s part to grant other or future amendments, should any be requested.

14.	The Borrower agrees to pay all fees and out of pocket disbursements incurred by the Bank in connection with this Amendment.

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the day and year first above written.

BORROWER AND PARENT: TUFCO, L.P.

By: Tufco LLC, its
Managing General Partner

By: Tufco Technologies, Inc.
Its Sole Managing Member

By:	/s/ Michael B. Wheeler
Michael B. Wheeler
Authorized Officer for the Managing Member

TUFCO TECHNOLOGIES, INC.

By:	/s/ Michael B. Wheeler
Michael B. Wheeler
Chief Financial Officer, Vice President and Secretary

BANK: JPMORGAN CHASE BANK, N.A.,

By:	/s/ Justin G. Evans
Justin G. Evans
Officer

The undersigned Guarantors consent to the foregoing Amendment and acknowledge the continuing validity and enforceability of the Guaranties.

GUARANTORS:

TUFCO TECHNOLOGIES, INC.

By:	/s/ Michael B. Wheeler
Michael B. Wheeler
Chief Financial Officer, Vice President and Secretary

TUFCO LLC

By:	Tufco Technologies, Inc.,
Its Sole Managing Member

By:	/s/ Michael B. Wheeler
Michael B. Wheeler
Authorized Officer of the Managing Member

HAMCO MANUFACTURING AND DISTRIBUTING LLC

By:	TUFCO, LP its Sole Managing Member

	By:	TUFCO LLC, its Managing General Partner

		By:	TUFCO TECHNOLOGIES, INC., its Sole Managing Member

By:	/s/ Michael B. Wheeler
Michael B. Wheeler Chief Financial Officer, Vice President and Secretary

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